UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2017

NEW BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55530	47-4314938
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 North Whittaker Street, New Buffalo, Michigan		49117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (269) 469-2222

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Bancorp, Inc. (the “Company”) announced that effective June 6, 2017, the Company appointed Shawna L. Zawada to serve as Chief Financial Officer. Since August 2016, Ms. Zawada served as the Controller and Principal Financial Officer of the Company and of the Bank. Prior to this, since 2007, Ms. Zawada served in positions of increasing responsibility at IU Health La Porte Hospital, La Porte, Indiana. These positions included Staff Accountant, Financial Analyst, Senior Financial Analyst, and since June 2014, Lean Deployment Leader where she utilized the Lean methodology that relies on a collaborative team effort to improve performance by combining lean enterprise and Six Sigma to eliminate system waste, reduce costs and improve efficiency.

Ms. Zawada is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.

(b)	Pro Forma Financial Information.	Not Applicable.

(c)	Shell Company Transactions.	Not Applicable.

(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

New Bancorp, Inc.
DATE: April 20, 2018	By:	/s/ Richard C. Sauerman
Richard C. Sauerman
President and Chief Executive Officer